UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2017

Colony Starwood Homes

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36163 (Commission File Number)	80-6260391 (IRS Employer Identification No.)

8665 East Hartford Drive Scottsdale, AZ (Address of principal executive offices)		85255 (Zip Code)

Registrant's telephone number,
including area code:
(480) 362-9760

 Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

In connection with the commencement of a “continuous equity offering” under which Colony Starwood Homes (the “Company”) may sell up to an aggregate of $300 million of its common shares of beneficial interest, $0.01 par value per share (the “Shares”) from time to time in “at the market” offerings (the “Offering”), on April 7, 2017, the Company filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement (the “Prospectus Supplement”). The Company may sell the Shares in amounts and at times to be determined by the Company from time to time but has no obligation to sell any of the Shares in the Offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common shares, capital needs and determinations by the Company of the appropriate sources of funding for the Company.

The Offering will occur pursuant to an ATM Equity OfferingSM Sales Agreement (the “Agreement”) entered into by the Company and Colony Starwood Homes Partnership, L.P. with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as agents and/or principals for the offer and sale of the Shares (each, individually, an “Agent,” and together, the “Agents”).

Sales of the Shares, if any, under the Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including (1) by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices prevailing at the time of sale, in negotiated transactions or as otherwise agreed by the Company, the applicable Agent and the applicable investor, (2) to or through any market maker or (3) on or through any other national securities exchange or facility thereof, trading facility of a securities association or national securities exchange, alternative trading system, electronic communication network or other similar market venue. The Offering of the Shares pursuant to the Agreement will terminate upon the earlier of (1) the sale of Shares subject to the Agreement having an aggregate gross sales price of $300 million and (2) the termination of the Agreement by the Company or by the Agents. In addition, the Company or any of the Agents may at any time suspend the offering or terminate the Agreement pursuant to the terms of the Agreement.

The Agreement provides that an Agent will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross sales price of any of the Shares sold through it as Agent. Under the terms of the Agreement, the Company may also sell Shares to each of the Agents, as principal, at a price agreed upon at the time of sale. If the Company sells Shares to any Agent as principal, it will enter into a separate terms agreement with the Agent, setting forth the terms of such transaction.

The Shares will be issued pursuant to the Prospectus Supplement and the Company’s shelf registration statement on Form S-3 (File No. 333-214062), which was filed with the SEC, and became effective on, October 11, 2016. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Agreement is filed as Exhibit 1.1 to this Current Report. The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

1.1

ATM Equity OfferingSM Sales Agreement, dated April 7, 2017, among Colony Starwood Homes, Colony Starwood Homes Partnership, L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC

5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2017	COLONY STARWOOD HOMES

	By:	/s/ Ryan A. Berry
	Name:	Ryan A. Berry
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1

ATM Equity OfferingSM Sales Agreement, dated April 7, 2017, among Colony Starwood Homes, Colony Starwood Homes Partnership, L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC

5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (included in Exhibit 5.1)